EXHIBIT 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(UNAUDITED)

THE BERKSHIRE GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2011 and 2010	3

Balance Sheet as of June 30, 2011 and December 31, 2010	4

Statement of Cash Flows for the six months ended June 30, 2011 and 2010	6

Statement of Changes in Shareholder's Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2011	2010	2011	2010

Operating Revenues	$12,892	$12,401	$43,419	$42,935

Operating Expenses
Operation
Natural gas purchased	6,822	5,948	22,363	23,226
Operation and maintenance	3,222	3,086	7,187	6,311
Depreciation and amortization	1,914	1,672	3,627	3,409
Goodwill impairment charge	-	5,994	-	5,994
Taxes - other than income taxes	595	568	1,265	1,206
Total Operating Expenses	12,553	17,268	34,442	40,146
Operating Income	339	(4,867)	8,977	2,789

Other Income and (Deductions), net	208	663	448	997

Interest Charges, net
Interest on long-term debt	768	803	1,559	1,630
Other interest, net	39	4	44	14
	807	807	1,603	1,644
Amortization of debt expense and redemption premiums	-	22	33	44
Total Interest Charges, net	807	829	1,636	1,688

Income Before Income Taxes, Equity Earnings	(260)	(5,033)	7,789	2,098

Income Taxes	(114)	365	3,032	3,152

Net Income	(146)	(5,398)	4,757	(1,054)
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	1	2	2	3

Net Income attributable to The Berkshire Gas Company	$(147)	$(5,400)	$4,755	$(1,057)

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)
	June 30,	December 31,
	2011	2010
Current Assets
Unrestricted cash and temporary cash investments	$4,078	$5,993
Accounts receivable less allowance of $1,300 and $1,260, respectively	6,251	8,483
Unbilled revenues	214	1,504
Inter-company receivable	10,000	-
Current regulatory assets	938	5,021
Deferred income taxes	909	909
Natural gas in storage, at average cost	3,194	4,872
Materials and supplies	449	392
Prepayments	1,625	1,701
Total Current Assets	27,658	28,875

Other investments	1,548	1,535

Net Property, Plant and Equipment	111,270	111,222

Regulatory Assets (future amounts due from customers through the ratemaking process)	39,736	39,660

Deferred Charges and Other Assets
Unamortized debt issuance expenses	1,115	1,182
Goodwill	52,525	52,476
Other	163	11
Total Deferred Charges and Other Assets	53,803	53,669

Total Assets	$234,015	$234,961

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)
	June 30,	December 31,
	2011	2010
Current Liabilities
Current portion of long-term debt	$2,393	$5,417
Accounts payable	3,331	4,354
Accrued liabilities	3,273	3,930
Current regulatory liabilities	2,423	492
Interest accrued	857	877
Taxes accrued	6,148	3,425
Derivative liabilities	8	16
Total Current Liabilities	18,433	18,511

Noncurrent Liabilities
Pension accrued	1,021	1,090
Other	18,445	19,132
Total Noncurrent Liabilities	19,466	20,222

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	14,817	14,372

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	30,994	32,890

Commitments and Contingencies

Capitalization
Long-term debt	39,792	40,263

Preferred Stock of Subsidiary
Redeemable preferred stock, noncontrolling interests	78	78

Common Stock Equity
Common stock	-	-
Paid-in capital	106,095	106,046
Retained earnings	4,341	2,586
Accumulated other comprehensive income	(1)	(7)
Net Common Stock Equity	110,435	108,625

Total Capitalization	150,305	148,966

Total Liabilities and Capitalization	$234,015	$234,961

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash Flows From Operating Activities
Net income attributable to The Berkshire Gas Company	$4,755	$(1,057)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,627	3,409
Deferred income taxes	(2,225)	(1,557)
Pension expense	(60)	306
Goodwill impairment charge	-	5,994
Deferred purchased gas	3,320	4,021
Other non-cash items, net	1,859	212
Changes in:
Accounts receivable, net	2,233	1,134
Unbilled revenues	1,291	1,045
Prepayments	76	(448)
Natural gas in storage	1,678	1,829
Accounts payable	(1,572)	(2,445)
Interest accrued	(20)	(25)
Taxes accrued	2,723	3,578
Accrued liabilities	(657)	(48)
Other assets	(268)	(1,445)
Other liabilities	(703)	(313)
Total Adjustments	11,302	15,247
Net Cash provided by Operating Activities	16,057	14,190

Cash Flows from Investing Activities
Inter-company receivable	(10,000)	-
Plant expenditures including AFUDC debt	(3,463)	(1,716)
Other	1,491	4,692
Net Cash (used in) Investing Activities	(11,972)	2,976

Cash Flows from Financing Activities
Payment on long-term debt	(3,000)	(3,000)
Line of credit	-	(5,700)
Payment of common stock dividend	(3,000)	-
Net Cash provided by Financing Activities	(6,000)	(8,700)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(1,915)	8,466
Balance at beginning of period	5,993	370
Balance at end of period	$4,078	$8,836

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$739	$200

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2011
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income	Total
Balance as of December 31, 2010	100	$-	$106,046	$2,586	$(7)	$108,625

Net income				4,757		4,757
Adjustment to goodwill			49			49
Other comprehensive income, net of tax					6	6
Payment of common stock dividend				(3,000)		(3,000)
Payment of preferred stock dividend				(2)		(2)
Balance as of June 30, 2011	100	$-	$106,095	$4,341	$(1)	$110,435